EXHIBIT 1
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             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the use of our reports dated February 22, 2005 (except as to notes 16(b) and 18 which are as at March 10, 2005) (which audit report expresses an unqualified opinion on the financial statements and includes Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences when there has been a restatement of the financial statements as described in note 18, when there are changes in accounting principles that have a material effect on the comparability of the financial statements and changes in accounting principles that have been implemented in the financial statements such as described in note 3 to the consolidated financial statements), appearing in the Annual Report on Form 40-F of Viking Energy Royalty Trust for the year ended December 31, 2004.



/s/ DELOITTE & TOUCHE LLP

Independent Registered Chartered Accountants


Calgary, Alberta, Canada
March 30, 2005